Exhibit 23.2
Consent of Independent Registered Public Accounting

Firm
We consent

to the

incorporation by

reference in

the registration

statements (No.

333-236597 and

333-249566)
on Forms S-8 and registration

statement (No. 333-239730) on

Form S-3 of our report

dated February 24, 2020,
except as

to note

3, which

is as

of February

25, 2021,

with respect

to the

consolidated financial

statements of
Coronado Global Resources Inc.
/s/ KPMG LLP
Richmond, Virginia
February 22, 2022